Exhibit 99.1

                      Bank of Northumberland, Incorporated
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Bank of Northumberland, Incorporated ("BNI") to be held at the Northumberland County Historical Society, 86 Back Street, Heathsville, Virginia on December __, 1997 at 3:00 p.m., local time, or any adjournments thereof, for the following purposes:

         1. To approve the Agreement and Plan of Reorganization, dated as of September 26, 1997, between BNI, Southside Bank ("SSB") and Eastern Virginia Bankshares, Inc. ("EVB") and a related Plan of Share Exchange (collectively, the "Reorganization Agreement"), providing for a Share Exchange between BNI and EVB (the "Reorganization") upon the terms and conditions therein, including among other things that each issued and outstanding share of BNI common stock will be exchanged for 1.0 share of EVB Common Stock. The Reorganization Agreement also provides for the simultaneous exchange of 2.5984 shares of EVB Common Stock for each issued and outstanding share of SSB Common Stock, with cash being paid in lieu of issuing fractional shares. The Reorganization Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

                   [  ]  FOR       [  ]  AGAINST          [  ]  ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.





                                        ---------------------------------------
                                               Signature



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                                               Signature


                                        Dated:

                                        (In signing as Attorney, Administrator,
                                        Executor, Guardian or Trustee, please
                                        add your title as such)


                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY